                                                                   EXHIBIT 99.1


[PROVINCE HEALTHCARE LOGO]                          NEWS RELEASE
                                                    FOR IMMEDIATE RELEASE

                                                    CONTACT: MERILYN H. HERBERT
                                                    VICE PRESIDENT,
                                                    INVESTOR RELATIONS
                                                    (615) 370-1377


               PROVINCE HEALTHCARE REPORTS SECOND QUARTER RESULTS

         Brentwood, TN, July 30, 2003 - Province Healthcare Company (NYSE:PRV) today announced results consistent with its previously disclosed expectations for its second quarter ended June 30, 2003. Diluted earnings per share (EPS) for the quarter were $0.20, compared with $0.22 in the prior year's second quarter.

         Net operating revenues for the second quarter of 2003 increased 12.5% to $195.8 million compared with $174.0 million in the same quarter of last year. Earnings before interest, income taxes, depreciation, amortization, loss on sale of assets, loss on extinguishment of debt and minority interest ("Adjusted EBITDA") were $32.9 million compared with $32.6 million in last year's second quarter. Net income for the quarter was $9.7 million, compared with last year's net income of $11.0 million. Excluding the net loss from the early extinguishment of debt, net income was $9.9 million. Cash flow from operations exceeded expectations for the second quarter and totaled $19.3 million, after $7.0 million in semi-annual interest payments on the Convertible Subordinated Notes and a $10.0 million Federal income tax payment related to first and second quarter operating results. Accounts receivable days outstanding stood at 54 days at June 30, 2003.

         Net operating revenues for the first six months of 2003 increased 14.9% to $390.2 million compared with $339.6 million in the same period of 2002. Adjusted EBITDA increased to $64.5 million from $63.9 million in the previous year. Net income for the first half of 2003 was $19.5 million or $0.40 per diluted share, compared with last year's $0.45 per diluted share on net income of $22.6 million. Excluding the net loss from the early extinguishment of debt, net income for the first six months of 2003 was $19.8 million, or $0.40 per diluted share.


                                     -MORE-

PAGE TWO


         Province ended the second quarter of 2003 with 20 owned or leased hospitals, of which 18 are same-store hospitals. Excluded from same-store results are Memorial Hospital of Martinsville and Henry County in Martinsville, Virginia, acquired on May 1, 2002, and Los Alamos Medical Center in Los Alamos, New Mexico, acquired on June 1, 2002.

         While same-store adjusted admissions increased 1.4%, quarter over quarter, total same-store admissions improved more quickly than expected, decreasing 0.7%, and only 0.3% after adjusting for units closed in 2002. In addition, on a same-store basis, net patient service revenue increased 4.6%, quarter over quarter, and gross outpatient revenue increased 15.1%.

         The Company previously announced on May 28, 2003, completion of a public offering of 7 1/2% Senior Subordinated Notes due 2013. The Company sold an aggregate of $200.0 million principal amount of the notes at 100% of par. Net proceeds of the offering were used by the Company to repay $114.3 million in existing indebtedness under its bank senior credit facility and to repurchase approximately $69.0 million of the Company's outstanding 4 1/2% Convertible Subordinated Notes due 2005 in privately negotiated transactions. Subsequent to quarter end, the Company repurchased an additional $5.0 million of the 4 1/2% Convertible Subordinated Notes, reducing the outstanding balance of the 2005 Notes to approximately $76.0 million. In May, the Company announced that, subject to market conditions, it might repurchase additional outstanding 2005 Notes from time to time at market prices in open market or in privately negotiated transactions.

         Martin S. Rash, Chairman and Chief Executive Officer of Province Healthcare, said, "Our second quarter results exceeded our expectations, with same-store net patient service revenue increasing 4.6%, same-store surgeries actually increasing, and same-store adjusted admissions increasing 1.4%. We continue to see the positive impact of the large number of physicians recruited in 2002, evidenced by the substantial increases in our outpatient business. With 74 physicians already recruited for this year, we anticipate that positive trends will continue. We expect to continue to reduce the Company's indebtedness and/or re-enter the acquisition market during the remainder of 2003. We will accomplish this with approximately $250 million available on our bank credit line, approximately $19.1 million currently in cash, and expected cash from operations."


                                    -MORE-

PAGE THREE


         A listen-only simulcast, as well as a 30-day replay, of Province Healthcare's second quarter conference call will be available on-line at www.prhc.net on July 31, 2003, beginning at 10:00 a.m. Eastern Daylight Time.

         The Company owns or leases 20 general acute care hospitals in 13 states with a total of 2,281 licensed beds. The Company also provides management services to 38 non-urban hospitals in 14 states with a total of 3,130 licensed beds.

         Certain statements contained in this release, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact. These statements are based on current estimates of future events, and the Company has no obligation to update or correct these estimates unless considered material to the Company. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with general economic and business conditions, the effect of future governmental regulations, changes in reimbursement levels by government programs, including Medicare and Medicaid or other third party payors, the Company's continued ability to recruit and retain physicians and the Company's ability to successfully complete and integrate acquisitions. Those and other risks are described in the Company's reports and filings with the Securities and Exchange Commission.

CONTACT:  Merilyn H. Herbert, Province Healthcare Company (PRV) at (615)
370-1377


                              - TABLES TO FOLLOW -

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                           June 30,               December 31,
                                                                                             2003                   2002(*)
                                                                                          -----------             ------------
                                                                                          (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                                                               $    19,053             $    14,417
  Accounts receivable, less allowance for doubtful accounts
    of $59,773 in 2003 and $68,158 in 2002                                                    117,972                 117,431
  Inventories                                                                                  19,371                  19,835
  Prepaid expenses and other                                                                   17,737                  14,071
                                                                                          -----------             -----------
                                                                                              174,133                 165,754

Property and equipment, net                                                                   460,097                 447,379
Goodwill                                                                                      318,014                 319,390
Unallocated purchase price                                                                      3,153                     466
Other assets                                                                                   45,956                  38,722
                                                                                          -----------             -----------

                                                                                          $ 1,001,353             $   971,711
                                                                                          ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                        $    23,866             $    20,162
  Accrued salaries and benefits                                                                26,718                  25,380
  Accrued expenses                                                                             15,492                  13,198
  Current portion of long-term debt                                                             1,831                   1,668
                                                                                          -----------             -----------
                                                                                               67,907                  60,408

Long-term debt, less current portion                                                          456,659                 461,576
Other liabilities                                                                              40,324                  33,913
Minority interests                                                                              2,709                   2,612

Stockholders' equity:
  Preferred stock - $0.01 par value, 100,000 shares
     authorized, none issued and outstanding                                                       --                      --
  Common stock - $0.01 par value; 150,000,000 shares
     authorized at June 30, 2003 and December 31, 2002, issued and outstanding
     48,725,504 shares and 48,581,549 shares at June 30, 2003 and
     December 31, 2002, respectively                                                              487                     486
  Additional paid-in-capital                                                                  305,336                 304,102
  Retained earnings                                                                           129,080                 109,567
  Accumulated other comprehensive loss                                                         (1,149)                   (953)
                                                                                          -----------             -----------
     Total stockholders' equity                                                               433,754                 413,202
                                                                                          -----------             -----------

                                                                                          $ 1,001,353             $   971,711
                                                                                          ===========             ===========


---------
(*) Derived from the audited consolidated financial statements of Province and its subsidiaries, contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 24, 2003.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        Three Months Ended June 30,
                                                    ------------------------------------
                                                        2003                    2002
                                                    ------------            ------------

Revenue:
  Net patient service revenue                       $    189,649            $    168,234
  Other                                                    6,164                   5,766
                                                    ------------            ------------
     Net operating revenue                               195,813                 174,000

Expenses:
  Salaries, wages and benefits                            74,939                  67,476
  Purchased services                                      18,878                  18,209
  Supplies                                                23,859                  20,465
  Provision for doubtful accounts                         17,789                  12,753
  Other operating expenses                                25,007                  20,304
  Rentals and leases                                       2,423                   2,200
                                                    ------------            ------------
                                                         162,895                 141,407
                                                    ------------            ------------

Adjusted EBITDA (*)                                       32,918                  32,593

Depreciation and amortization                              9,499                   8,752
Interest expense                                           6,759                   5,545
Minority interests                                            82                      (3)
Loss on sale of assets                                        --                      48
Loss on early extinguishment of debt                         477                      --
                                                    ------------            ------------

Income before provision for income taxes                  16,101                  18,251
Income taxes                                               6,440                   7,300
                                                    ------------            ------------

Net income                                          $      9,661            $     10,951
                                                    ============            ============

Net income per common share:
   Basic                                            $       0.20            $       0.23
                                                    ============            ============
   Diluted                                          $       0.20            $       0.22
                                                    ============            ============

Weighted average common shares:
   Basic                                              48,585,000              47,901,000
   Diluted                                            49,032,000              61,671,000


---------
(*) Adjusted EBITDA for 2003 and 2002, represents income before provision for income taxes, depreciation and amortization, interest, minority interests, loss on sale of assets and loss on extinguishment of debt. Adjusted EBITDA serves as a measure of leverage capacity and debt service ability, and is commonly used as an analytical indicator within the healthcare industry. Adjusted EBITDA, however, is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        Six Months Ended June 30,
                                                    ----------------------------------
                                                       2003                   2002
                                                    -----------            -----------

Revenue:
  Net patient service revenue                       $   377,208            $   328,014
  Other                                                  13,005                 11,587
                                                    -----------            -----------
     Net operating revenue                              390,213                339,601

Expenses:
  Salaries, wages and benefits                          150,269                129,628
  Purchased services                                     36,662                 35,300
  Supplies                                               48,606                 40,210
  Provision for doubtful accounts                        34,982                 27,491
  Other operating expenses                               50,294                 38,700
  Rentals and leases                                      4,856                  4,352
                                                    -----------            -----------
                                                        325,669                275,681
                                                    -----------            -----------

Adjusted EBITDA (*)                                      64,544                 63,920

Depreciation and amortization                            18,777                 16,333
Interest expense                                         12,619                  9,740
Minority interests                                          149                     56
Loss on sale of assets                                        2                     53
Loss on early extinguishment of debt                        477                     --
                                                    -----------            -----------

Income before provision for income taxes                 32,520                 37,738
Income taxes                                             13,008                 15,095
                                                    -----------            -----------

Net income                                          $    19,512            $    22,643
                                                    ===========            ===========

Net income per common share:
   Basic                                            $      0.40            $      0.47
                                                    ===========            ===========
   Diluted                                          $      0.40            $      0.45
                                                    ===========            ===========

Weighted average common shares:
   Basic                                             48,633,000             47,726,000
   Diluted                                           48,895,000             61,395,000


---------

                  See accompanying footnotes on previous page.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                   SELECTED OPERATING STATISTICS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          Actual                                 Same Store(1)
                                                     Three Months Ended                        Three Months Ended
                                                          June 30,                                  June 30,
                                                -----------------------------             -----------------------------
                                                  2003                 2002                 2003                 2002
                                                --------             --------             --------             --------

CONSOLIDATED HOSPITALS:
Number of hospitals at end of period                  20                   20                   18                   18
Licensed beds at end of period                     2,281                2,315                1,997                2,031
Beds in service at end of period                   1,993                1,905                1,794                1,706
Inpatient admissions                              18,520               17,849               16,322               16,436
Adjusted admissions (2)                           33,501               31,156               28,600               28,216
Patient days                                      78,124               76,425               68,735               70,535
Adjusted patient days (3)                        141,331              133,444              120,439              121,117
Average length of stay (days)                        4.2                  4.3                  4.2                  4.3
Net patient service revenue                     $189,649             $168,234             $157,671             $150,673

Gross revenue:
   Inpatient                                    $234,130             $204,689             $210,996             $192,381
   Outpatient                                    189,354              152,542              158,715              137,897
                                                --------             --------             --------             --------
                                                $423,484             $357,231             $369,711             $330,278
                                                ========             ========             ========             ========
NET PATIENT REVENUE BY PAYOR:
   Medicare                                         39.0%                40.4%                40.2%                42.3%
   Medicaid                                         10.9                 11.0                 12.6                 11.4
   Other                                            50.1                 48.6                 47.2                 46.3
                                                --------             --------             --------             --------
      Total                                        100.0%               100.0%               100.0%               100.0%
                                                ========             ========             ========             ========


                                                                  Three Months Ended
                                                                      June 30,
                                                             --------------------------
                                                               2003              2002
                                                             -------            -------

DILUTED EARNINGS PER SHARE CALCULATION:
   Net income                                                $ 9,661            $10,951
   Add convertible notes interest, net of tax (4)                 --              2,434
                                                             -------            -------
   Adjusted net income                                       $ 9,661            $13,385
                                                             =======            =======

   Basic shares plus stock options                            49,032             49,772
   Convertible shares (4)                                         --             11,899
                                                             -------            -------
   Diluted shares outstanding                                 49,032             61,671
                                                             =======            =======

   Diluted earnings per share                                $  0.20            $  0.22
                                                             =======            =======

---------
(1)      Represents eighteen hospitals owned or leased during both periods.

(2) Used by management and investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the outpatient factor. The outpatient factor is the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue. The adjusted admissions computation equates outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(3) Adjusted patient days are computed by multiplying patient days (inpatient volume) by the outpatient factor. The outpatient factor is the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue. The adjusted patient days computation equates outpatient revenue to the volume measure (patient days) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(4) The Company's two outstanding series of convertible notes are anti-dilutive for the three and six months ended June 30, 2003, and thus, are not included in the diluted earnings per share calculation for such periods.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                   SELECTED OPERATING STATISTICS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Actual                               Same Store(1)
                                                      Six Months Ended                         Six Months Ended
                                                           June 30,                                 June 30,
                                                -----------------------------             -----------------------------
                                                  2003                 2002                 2003                 2002
                                                --------             --------             --------             --------

CONSOLIDATED HOSPITALS:
Number of hospitals at end of period                  20                   20                   18                   18
Licensed beds at end of period                     2,281                2,315                1,997                2,031
Beds in service at end of period                   1,993                1,905                1,794                1,706
Inpatient admissions                              38,288               35,848               33,863               34,435
Adjusted admissions (2)                           68,193               60,253               58,371               57,313
Patient days                                     162,256              156,754              142,941              150,894
Adjusted patient days (3)                        289,014              263,340              246,406              251,013
Average length of stay (days)                        4.2                  4.4                  4.2                  4.4
Net patient service revenue                     $377,208             $328,014             $313,276             $310,309

Gross revenue:
   Inpatient                                    $476,192             $420,078             $429,791             $407,770
   Outpatient                                    372,143              285,409              311,318              270,764
                                                --------             --------             --------             --------
                                                $848,335             $705,487             $741,109             $678,534
                                                ========             ========             ========             ========


 NET PATIENT REVENUE BY PAYOR:
   Medicare                                         38.8%                41.9%                39.8%                42.9%
   Medicaid                                         11.2                 12.5                 12.9                 12.8
   Other                                            50.0                 45.6                 47.3                 44.3
                                                --------             --------             --------             --------
      Total                                        100.0%               100.0%               100.0%               100.0%
                                                ========             ========             ========             ========


                                                             Six Months Ended June 30,
                                                             --------------------------
                                                               2003              2002
                                                             -------            -------

DILUTED EARNINGS PER SHARE CALCULATION:
   Net income                                                $19,512            $22,643
   Add convertible notes interest, net of tax (4)                 --              4,841
                                                             -------            -------
   Adjusted net income                                       $19,512            $27,484
                                                             =======            =======

   Basic shares plus stock options                            48,895             49,496
   Convertible shares (4)                                         --             11,899
                                                             -------            -------
   Diluted shares outstanding                                 48,895             61,395
                                                             =======            =======

   Diluted earnings per share                                $  0.40            $  0.45
                                                             =======            =======


---------


                  See accompanying footnotes on previous page.